Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 125 to Registration Statement No. 002-90649 on Form N-1A of our report dated December 14, 2010, relating to the financial statements and financial highlights of Fidelity Total International Equity Fund; of our reports dated December 16, 2010, for Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, Fidelity International Small Cap Opportunities Fund, Fidelity International Value Fund, Fidelity Series Emerging Markets, Fidelity Series International Value Fund, and Fidelity Series International Small Cap Fund; and of our reports dated December 17, 2010, for Fidelity Diversified International Fund, Fidelity International Capital Appreciation Fund, Fidelity Worldwide Fund, Fidelity Europe Capital Appreciation Fund, and Fidelity International Small Cap Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2010, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm(s)" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 27, 2010